Exhibit 1(h)

                          MERCURY GLOBAL HOLDINGS, INC.

                            Certificate of Correction

      MERCURY GLOBAL HOLDINGS, INC., a Maryland corporation (the "Corporation"), having its principal office in the State of Maryland c/o The Corporation Trust Incorporated, 300 East Lombard Street, Baltimore Maryland 21202, hereby certifies to the State Department of Assessment and Taxation of Maryland that:

FIRST: The title of the document being corrected is Articles of Amendment to the Articles of Incorporation (the" Articles of Amendment").

SECOND: The name of the party to which the Articles of Amendment apply is Mercury Global Holdings, Inc.

THIRD: The Articles of Amendment were filed with the State Department of Assessment and Taxation of Maryland on October 19, 1994.

FOURTH: Immediately prior to the filing of the Articles of Amendment, Article V of the Corporation's charter contained seven (7) sections.

FIFTH: Article First of the Articles of Amendment, as originally filed, erroneously numbered the new section to be added as (4) rather than (8).

SIXTH: Article First of the Articles of Amendment, as previously filed, read as follows:

            "(4) The Board of Directors may classify and reclassify any issued shares of capital stock into one or more additional or other classes or series as may be established from time to time by setting or changing in any one or more respects the designations, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividend, qualification or terms or conditions of redemption of such shares of stock and pursuant to such classification or reclassification to increase or decrease the number of authorized shares of any existing class or series: provided, however, that any such classification or reclassification shall not substantially adversely affect the rights of holders of such issued shares. The Board's authority pursuant to this paragraph shall include, but not be limited to, the power to vary among all the holders of a particular class or series (a) the length of time shares must be held prior to reclassification to shares of another class or series (the "Holding Period(s)"), (b) the manner in which the time for such Holding Period(s) is determined and (c) the class or series into which the particular class or series is being reclassified: provided, however, that, subject to the first sentence of this section, with respect to holders of the Corporation's shares issued on or after the date of the Corporation's first effective prospectus which sets forth Holding Period(s) (the "First Holding Period Prospectus"), the Holding Period(s), the manner in which the time for such Holding Period(s) is determined and the class or series into which the particular class or series is being reclassified shall be disclosed in the Corporation's prospectus or statement of additional information in effect at the time such shares, which are the subject of the reclassification, were issued: and provided, further, that subject to the first sentence of this section, with respect to holders of the Corporation's Class B shares issued prior to the date of the Corporation's First Holding Period Prospectus, the Holding Period shall be ten (10) years for retirement plan (as recognized by the Internal Revenue Code of 1986, as amended from time to time) holders of issued Class B shares purchased without a contingent deferred sales charge (a "CDSC - Waived Retirement Plan") and shall be the Holding Period set forth in the Corporation's First Holding Period Prospectus for all other holders of issued Class B shares; Class B shares held by a CDSC-Waived Retirement Plan shall be reclassified to Class D shares in the month following shall be


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reclassified to Class D shares in the month following the month in which the first Class B share of any mutual fund advised by Merrill Lynch Asset Management, L.P., Fund Asset Management, L.P., or their affiliates or successors, held by such CDSC-Waived Retirement Plan has been held for the ten
(10) year Holding Period established by the Corporation's Board of Directors for such CDSC-Waived Retirement Plan class B shareholder; and the Class B shares of every shareholder other than CDSC-Waived Retirement Plans shall be reclassified to Class D shares in the month following the month in which such shares have been held for the Holding Period established by the Corporation's Board of Directors for shareholders other than CDSC-Waived Retirement Plans in the Corporation's First Holding Period Prospectus."

SEVENTH: Article First of the Articles of Amendment, as hereby corrected, is as follows:

            "(8) The Board of Directors may classify and reclassify any issued shares of capital stock into one or more additional or other classes or series as may be established from time to time by setting or changing in any on or more respects the designations, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of such shares of stock and pursuant to such classification or reclassification to increase or decrease the number of authorized shares of any existing class or series: provided, however, that any such classification or reclassification shall not substantially adversely affect the rights of holders of such issued shares. The Board's authority pursuant to this paragraph shall include, but not be limited to, the power to vary among all the holders of a particular class or series (a) the length of time shares must be held prior to reclassification to shares of another class or series (the "Holding Period(s)"), (b) the manner in which the time for such Holding Periods(s) is determined and (c) the class or series into which the particular class or series is being reclassified: provided, however, that, subject to the first sentence of this section, with respect to holders of the Corporation's shares issued on or after the date of the Corporation's first effective prospectus which sets forth Holding Period(s) (the "First Holding Period Prospectus"), the Holding Period(s) the manner in which the time for such Holding Period(s) is determined and the class or series is being reclassified shall be disclosed in the Corporation's prospectus or statement of additional information in effect at the time such shares, which are the subject of the reclassification, were issued; and provided, further, that, subject to the first sentence of this section, with respect to holders of the Corporation's Class B shares issued prior to the date of the Corporation's First Holding Period Prospectus, the Holding Period shall be ten (10) years for retirement plan (as recognized by the Internal Revenue Code of 1986, as amended from time to time) holders of issued Class B shares purchased without a contingent deferred sales charge( a "CDSC-Waived Retirement Plan") and shall be the Holding Period set forth in the Corporation `s First Holding Period Prospectus, for all other holders of issued Class B shares: Class B shares held by a CDSC-Waived Retirement Plan shall be reclassified to Class D shares in the month following the month in which the first Class B share of any mutual fund advised by Merrill Lynch Asset Management, L.P., Fund Asset Management, L.P., or their affiliates or successors, held by such CDSC-Waived Retirement Plan has been held for the ten (10) year Holding Period established by the Corporation's Board of Directors for such CDSC-Waived Retirement Plan Class B shareholder: and the Class B shares of every shareholder other than CDSC-Waived Retirement Plans shall be reclassified to Class D shares in the month following the month in which such shares have been held for the Holding Period established by the Corporation's Board of Directors for shareholders other than CDSC-Waived Retirement Plans in the Corporation's First Holding Period Prospectus."

EIGHTH: This Certificate of Correction does not change the effective date of the Articles of Amendment.

NINTH: This Certificate of Correction does not affect any right or liability accrued or incurred before its filing, except that any right or liability accrued or incurred by reason of the error or defect being corrected shall be extinguished by the filing if the person having the right has not detrimentally relied on the Articles of Amendment.


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     IN WITNESS WHEREOF, the undersigned hereby acknowledges, in the name and on behalf of the Corporation, this Certificate of Correction to be the corporate act of the Corporation and further certifies under penalties of perjury, that, to the best of his knowledge, information, and belief, the matters and facts set forth herein are true in all material respects, all on this day of July, 2000.

                                           MERCURY GLOBAL HOLDINGS, INC.

                                           By: /s/  Donald C. Burke
                                               -------------------------------
                                               Donald C. Burke, Vice President

Attest:

/s/ Robert Harris
------------------------
Robert Harris, Secretary